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                                                                    EXHIBIT 99.3

                                            [FORM OF LETTER TO DTC PARTICIPANTS]

                               BANCO BRADESCO S.A.

                        OFFER TO EXCHANGE ALL OUTSTANDING
         8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES
                                       FOR
         8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES
                           PURSUANT TO THE PROSPECTUS
                                DATED [-], 2005

TO       BROKERS, DEALERS, COMMERCIAL BANKS,
         TRUST COMPANIES AND OTHER NOMINEES:

      Banco Bradesco S.A., a Brazilian company acting through its Cayman Islands branch (the "Company"), is offering, upon the terms and subject to the conditions set forth in the Prospectus dated [-], 2005 (the "Prospectus") and in the enclosed Letter of Transmittal (which terms and conditions together shall constitute the "Exchange Offer"), to exchange up to $300,000,000 aggregate principal amount of its 8.875% Perpetual Non-Cumulative Junior Subordinated Securities (the "New Securities"), pursuant to a Registration Statement of which the Prospectus constitutes a part, for a like principal amount of its 8.875% Perpetual Non-Cumulative Junior Subordinated Securities outstanding on the date hereof (the "Old Securities"). The New Securities and the Old Securities are collectively hereinafter referred to as the "Securities." The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Offering Memorandum dated May 26, 2005 and the Registration Rights Agreement dated as of June 3, 2005, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated as initial purchasers of the Old Securities.

      We are requesting that you contact your clients for whom you hold Old Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, we are enclosing the following documents:

      1. The Prospectus dated [-], 2005;

      2. The Letter of Transmittal for your use and for the information of your clients;

      3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

      4. A form of letter which may be sent to your clients for whose account you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

      5. IRS Forms W-8BEN and W-9; and

      6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Old Securities.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON [-], 2005, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.

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      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Securities should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      If holders of Old Securities wish to tender, but it is impracticable for them to forward their certificates for Old Securities prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "This Exchange Offer--Procedures for Tendering the Existing Securities."

      Any inquiries you may have with respect to the procedures for tendering Old Securities in connection with the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Old Securities, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                 Very truly yours,

                                                 BANCO BRADESCO S.A.

      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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